UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 12, 2018

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01                                           Regulation FD Disclosure

Effective as of January 1, 2018, SkyWest, Inc. (the “Company”) adopted the new accounting standard for “Revenue from Contracts with Customers (Topic 606)” (“Topic 606”), as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “2017 Form 10-K”).  The Company is furnishing this Current Report on Form 8-K to retrospectively adjust previously issued financial statements for the impact of Topic 606.  Beginning with the quarter ending March 31, 2018, the Company’s financial information will reflect adoption of the new standard with prior periods adjusted accordingly.

The impact to the Company’s financial statements as a result of the adoption of Topic 606 is discussed below. The adoption of Topic 606 only affects the Company’s consolidated balance sheets and statements of comprehensive income (loss) classification, with no impact on the Company’s operating income (loss), net income (loss), earnings (loss) per share or cash flows.

Consolidated statements of comprehensive income (loss)

Under the principal versus agent considerations of Topic 606, the Company will record directly-reimbursed fuel expenses under its fixed-fee flying contracts as a reduction to aircraft fuel expense (net) rather than as revenue (gross).  This classification change will result in a reduction to total revenue and a reduction to operating expenses by the same amount, resulting in no change to operating income (loss).

Under the nonrefundable up-front fees considerations of Topic 606, reimbursements from the Company’s major airline partners for up-front contract costs will be deferred and amortized over the contract term.  The related costs to fulfill the contract will also be capitalized and amortized over the contract term in accordance with Accounting Standards Codification (ASC) 340-40.  As the amount of the up-front reimbursement is determined from the Company’s actual costs to fulfill the contract, this change will not impact the Company’s operating income (loss) as the amount of deferred revenue and the amount of capitalized costs are the same and will be amortized over the same period.  This change is also expected to result in deferred revenue liability and a capitalized fulfillment cost on the balance sheet of the same amount.

Prior to the Company’s adoption of Topic 606, the Company segregated its revenue into two categories: “Passenger revenue” and “Ground handling and other revenue.”  “Passenger revenue” included revenue from fixed-fee flying contracts, prorate flying revenue agreements and airport customer service agreements for flights operated by the Company.  “Ground handling and other revenue” included revenue from airport customer service agreements for flights operated by third parties and other revenue.  Under the disaggregated revenue disclosure considerations in Topic 606, the Company will segregate its revenue into the following categories: “Flying agreements revenue” and “Airport customer service and other revenue.”  “Flying agreement revenue” will include revenue from fixed-fee flying agreements, prorate flying agreements and other revenue generated from flying the Company’s aircraft.  “Airport customer service and other revenue” will include revenue from airport customer services agreements, including airport services the Company provides to flights operated by the Company and by third parties and other revenue.  This change will reclassify amounts previously reported as “Passenger revenue” and “Ground handling and other revenue,” but will not impact total revenue.

Additionally, in connection with the Company’s adoption of Topic 606, the Company renamed the operating expense “Ground handling services” to “Airport-related expenses.”  Certain airport-related expenses, such as landing fees and airport facility rents, were previously reported as “Other operating expenses” and have been reclassified as “Airport-related expenses.”

Exhibit 99.1 presents the Consolidated Statements of Comprehensive Income (Loss) reflecting the adoption of Topic 606 related to revenue recognition, as well as other classification changes described in this Current Report on Form 8-K, for each of the years ended December 31, 2017 and 2016. These recast results were derived from audited financial statements included in the 2017 Form 10-K.

The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section and shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 The following is furnished as an exhibit to this report:

Exhibit Number	Title of Document
99.1	Certain Financial Information of SkyWest, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: April 12, 2018	By	/s/ Eric J. Woodward

Eric J. Woodward, Chief Accounting Officer